SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):
March 20, 2002

ADVOCAT INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-12996	62-1559667

(State or other jurisdiction of	(Commission File Number)	(IRS Employer

incorporation)		Identification Number)

277 Mallory Station Road, Suite 130 Franklin, Tennessee 37067

(Address of principal executive offices)

(615) 771-7575

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address,
if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     For the purpose of informing the market, the Registrant announces that effective March 20, 2002 Wallace E. Olson joined Advocat’s Board of Directors. Advocat’s Board of Directors now consists of Charles W. Birkett, M.D., J. Bransford Wallace, William C. O’Neil, Edward G. Nelson and Wallace E Olson. Joseph F. Furlong, III and Paul Richardson had previously resigned from the Board.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVOCAT INC.

By:	/s/ Charles H. Rinne Charles H. Rinne Chief Operating Officer

Date: March 21, 2002

2